As filed with the Securities and Exchange Commission on
______________, 2000.               Registration No. 333-94835

=====================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ------------------------
                           FORM SB-2/A-1
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ANCONA MINING CORPORATION
          (Name of small business issuer in its charter)

Nevada                        1081                88-0436055
-----------------------------------------------------------------------
(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial               Identification #)
Organization)            Classification Code)

ANCONA MINING CORPORATION          Conrad C. Lysiak, Esq.
1040 West Georgia Street           601 West First Avenue
Suite 1160                         Suite 503
Vancouver, B.C., Canada V6E 4H1    Spokane, Washington  99201
(604) 605-0885                     (509) 624-1475
---------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=====================================================================

----------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
                                     Aggregate
Securities        Amount To Be       Offering Price Offering  Registration
To Be Registered  Registered         Per Share      Price     Fee (1)

Common Stock:     2,000,000 Shares   $0.10          $200,000  $ 100.00
---------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Prospectus

                     ANCONA MINING CORPORATION
                      SHARES OF COMMON STOCK
                  No Minimum - 2,000,000 Maximum

     Prior to this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in the common stock involves risks. See "Risk Factors" starting at page 6.

-----------------------------------------------------------------------
                    Price          Aggregate           Proceeds
                    Per Share      Offering Price      to Us
----------------------------------------------------------------------

Common Stock        $0.10          $200,000            $150,000
----------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _________________, 2000.

                         TABLE OF CONTENTS

                                                       Page No.

SUMMARY OF PROSPECTUS    .    .    .    .    .    .    .   5

RISK FACTORS   .    .    .    .    .    .    .    .    .   6
  RISKS ASSOCIATED WITH OUR COMPANY     .    .    .    .   6
  RISKS ASSOCIATED WITH THIS OFFERING        .    .    .   8

USE OF PROCEEDS     .    .    .    .    .    .    .    .  10

DETERMINATION OF OFFERING PRICE    .    .    .    .    .  11

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES     .    .  11

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING  .    .    .  12

BUSINESS  .    .    .    .    .    .    .    .    .    .  14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL  CONDITION AND RESULTS OF OPERATIONS   .    .  18

MANAGEMENT          .    .    .    .    .    .    .    .  21

EXECUTIVE COMPENSATION   .    .    .    .    .    .    .  22

PRINCIPAL STOCKHOLDERS        .    .    .    .    .    .  23

DESCRIPTION OF SECURITIES     .    .    .    .    .    .  24

CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS.    .    .  25

LITIGATION     .    .    .    .    .    .    .    .    .  25

EXPERTS   .    .    .    .    .    .    .    .    .    .  26

LEGAL MATTERS  .    .    .    .    .    .    .    .    .  26

FINANCIAL STATEMENTS     .    .    .    .    .    .    .  26

-----------------------------------------------------------------------
                        SUMMARY OF PROSPECTUS
-----------------------------------------------------------------------

     This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information about Our Company

         We are an exploration company.  We own one property.  We
intend to explore for gold on our property.       We incorporated in
the State of Nevada on September 7, 1999 and we have not generated any revenues from operations. See the "Business" section for a more detailed description of our business operations.

     On September 8, 1999 we issued 5,000,000 shares of common stock to Hugh Grenfal and Sergei Stetsenko, our officers and directors pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

     Our administrative office is located at     1040 West Georgia
Street, Suite 1160, Vancouver, British Columbia, Canada V6E 4H1, telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

     Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the Offering" in this prospectus for a more detailed description of the terms of the offering.

Securities Being Offered .    .    Up to 2,000,000 shares of common
                                   stock, par value $0.00001.
Offering Price per Share      .    $ 0.10
Offering Period     .    .    .    The shares are being offered for a
                                   period not to exceed 90 days,
                                   unless extended by our board of
                                   directors for an additional 90
                                   days.
Net Proceeds to Our Company   .    Approximately $150,000. See "Use of
                                   Proceeds."
Use of Proceeds          .    .    We will use the proceeds to pay for
                                   offering expenses, research and
                                   exploration. See "Use of Proceeds."
Number of Shares Outstanding
 Before the Offering     .    .    5,000,000 See "Description of
                                   Securities."
Number of Shares Outstanding
 After the Offering .    .    .    7,000,000 See "Description of
                                   Securities."

         We will sell the shares in this offering through Hugh Grenfal, Jr., one of our officers and directors.

         We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

----------------------------------------------------------------------
                             RISK FACTORS
----------------------------------------------------------------------

     Please consider the following risk factors before deciding to invest in the common stock.

Risks Associated with our company:

     1.   We lack an operating history.

     We were incorporated in September 1999 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $294,522. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

     2. We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold that production will be profitable.

      We have no known ore reserves. We have not identified any gold on the property and we cannot guaranty we will ever find any gold. Even if we find that there is gold on our property, we cannot guaranty that we will be able to recover the gold. Even if we recover gold, we cannot guaranty that we will make a profit.

     3. We must complete this offering to raise money for exploration.

     We are in the very early exploration state and need the proceeds from our offering to start exploring for gold. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations.

     4. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income.

     5. Because we are small and do not have much capital, we must limit our exploration.

     Because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money in exploring our property.

     6. We may not have access to all of the supplies and materials we need.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials.
We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     7.  We must find and develop an ore reserve to be successful.

     Our success depends on finding and developing an ore reserve. If we don't find an ore reserve containing gold or we cannot develop the ore reserve, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     8.  People we do business with may not be year 2000 compliant.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance or we obtain services or products from others.

     9.  We may not have enough money to complete our exploration.

     We may not have enough money to complete our exploration of our property. If it turns our that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can't raise it, we will have to suspend or cease operations.

Risks associated with this offering:

     10. Because we are a penny stock, you may not be able to sell our shares.

     Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

     11. After this offering, control of the company will remain with Messrs. Grenfal and Stetsenko.

     Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Grenfal and Stetsenko will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Grenfal and Stetsenko will be able to elect all of our directors and control our operations. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

     12.  Benefits to Messrs. Grenfal and Stetsenko.

     Messrs. Grenfal and Stetsenko, our only shareholders will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at $2,644, cash of $820 and a loan of $17,541 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Grenfal and Stetsenko will lose only approximately $21,000.

     13. Messrs. Grenfal and Stetsenko's control can have a depressive effect on the price of stock.

     Because Messrs. Grenfal and Stetsenko will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such,
the value attributable to the right to vote is gone.   This could
result in a reduction in value to the shares you own because of the ineffective voting power.

     14.  There is no public trading market for our common stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     15. There is no minimum number of shares that must be sold and we will not refund any funds to you.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

     16. Sales of common by our officers and directors will likely cause the market price for the common stock to drop.

     A total of 5,000,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.055 . They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Cautionary statement regarding forward looking statements.

     Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

-----------------------------------------------------------------------
                           USE OF PROCEEDS
-----------------------------------------------------------------------

         Our offering is being made on a "best efforts - no minimum basis." The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

     Amount raised  $ 50,000  $100,000  $150,000  $200,000

                              Allocation

Offering expenses   $ 50,000  $ 50,000  $  50,000 $  50,000
Exploration         $      0  $ 50,000  $ 100,000 $ 140,000
Working capital     $      0  $      0  $       0 $  10,000

     Exploration expenditures consist of consulting services, costs of obtaining geologic literature, and costs of obtaining personal interviews with geologists, mining engineers and others familiar with the properties. Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, and digging trenches, pits and tunnels. We are not going to spend any sums of money or implement our exploration program until this offering is completed.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

     Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary of for one secretary, if needed.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

-----------------------------------------------------------------------
                   DETERMINATION OF OFFERING PRICE
----------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*    our lack operating history
*    the proceeds to be raised by the offering
* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*    our relative cash requirements.

See "Plan of Distribution; Terms of the Offering."


-----------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
----------------------------------------------------------------------

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."

     As of June 30, 2000, the net tangible book value of our shares of common stock was a deficit of $(19,522) or approximately $(0.004) per share based upon 5,000,000 shares outstanding.

     Upon completion of this offering the net tangible book value of the 7,000,000 shares to be outstanding, assuming all shares are sold, will be $130,478, or approximately $0.02. The net tangible book value of the shares held by our existing stockholders will be increased by $0.024 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per Share.

     After completion of this offering, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share     .    .    .    .    .    .    .    .    $   0.055
Net tangible book value per share before offering .    .    $  (0.004)
Net tangible book value per share after offering       .    $    0.02
Increase to present stockholders in net tangible book
 value per share after offering    .    .    .    .    .    $   0.024
Capital contributions    .    .    .    .    .    .    .    $ 275,000
Number of shares outstanding before the offering  .    .    5,000,000
Number of shares after offering
 held by existing stockholders     .    .    .    .    .    5,000,000
Percentage of ownership after offering  .    .    .    .       71.43%


PURCHASERS OF SHARES IN THIS OFFERING

Price per share .   .    .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    .    $    0.08
Net tangible book value per share after the offering   .    $    0.02
Capital contributions    .    .    .    .    .    .    .    $ 200,000
Number of shares after offering
 held by public investors     .    .    .    .    .    .    2,000,000
Percentage of ownership after offering  .    .    .    .       28.57%

-----------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
-----------------------------------------------------------------------

Offering Will Be Sold By One of Our Officers

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Hugh Grenfal, Jr., one of our officers and directors. Mr. Grenfal will receive no commission from the sale of any shares. Mr. Grenfal will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2 None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

     4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering period and expiration date

     This offering will commence on the date of this prospectus and
continue for a period of   90  days.  We may extend the offering period
for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

    Procedures for purchasing shares

     If you decide to purchase any shares in this offering, you must

     1. execute and deliver a subscription agreement. A subscription agreement is your acceptance of our offer to sell you shares of common stock. We will review your executed subscription agreement and decide if we will accept your offer to buy or our shares. If we do, the subscription agreement will be signed by us and a copy will be returned to you.

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for the purchase of shares must be made payable to "ANCONA MINING CORPORATION."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

-----------------------------------------------------------------------
                             BUSINESS
----------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on September 7, 1999. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 1040 West Georgia Street, Suite 1160, Vancouver, British
Columbia, Canada V6E 4H1.     Our telephone number is (604) 605-0885.


Background

         We are an exploration stage company. There is no assurance that a commercially viable mineral deposit exists on our property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

     In September 1999, Hugh Grenfal our President and a member of the board of directors, acquired one mineral property containing three mining claims in British Columbia, Canada by arranging the staking of
the same through a third party.     Canadian jurisdictions allow a
mineral explorer to claim of portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The claimed area is called a claim and the process of posting the area is known as staking. Mr. Grenfal
paid the unrelated third party $1,353 to stake the claims.      The
claims are recorded in Mr. Grenfal's name for tax purposes, however, title to the claims has been conveyed to us by an unrecorded deed. To date we have not performed any work on our property.

         The claims are recorded in Mr. Grenfal's name to a avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded warranty deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax, and file as a foreign corporation.

     Accordingly, the title to the property is superior to all other unrecorded deeds. Should Mr. Grenfal transfer title to another person and that deed is recorded prior to recordation of our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Grenfal will be liable to us for monetary damages for breach of his warranty of title.

Location and Access

     The property is located 290 kilometers east of Vancouver, near
Beaverdell on the West Kettle River.  The     property is      located
within the West Kettle River valley, south from the village of Beaverdell, in south central British Columbia, Canada. Highway 33 runs through the center of the property and several secondary roads and trails provide access to most parts of the property

Physiography

     The property is situated within the Monashee Mountains of the Southern Interior Physiographic Region, and elevations range from 2,500 feet along the West Kettle River to 5100 feet at the extreme western edge of the property.

     Slopes within the claim area are generally steep except for the bottom of the West Kettle River valley and the height of land within the property. Vegetation consists mainly of fir; larch and pine, much of it mature second growth. Some of the area has been recently logged or burned over. There is relatively little underbrush, and open grassy areas are not uncommon. Outcrops are fairly sparse except locally on the east flanks of ridges, where small bluffs with talus aprons occur.

     The climate features warm summers and mild winters. The West Kettle Valley is fairly dry in the summers, although not as dry as the Okanagan valley to the west. Average yearly precipitation is 20 inches. A snow pack of 3-5 feet begins to accumulate in November and lingers in places into May. The moderate climate in the project area allows for year round exploration.

         The process by which the features of the property and the minerals it may contain were determined by Mr. Grenfal through personal observations.

    Property Geology

      The major type of rock found on the property is quartz. Gold, silver and copper are found in quartz veins. We have determined that there are quartz veins on the property. We have not determined if there is any gold, silver or copper in the quartz veins.

MAP SUPPLIED SUPPLEMENTALLY.

Our Proposed Exploration Program

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented
with     mapping and testing the subsurface      of our claims. When
available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally
encountered in the area. They also allow for efficient     restoration
of the property as a result of our exploration.        Once excavation
of a trench is completed     we will take samples and analyze them
for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost about $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

*    more extensive trenching
*    more advanced geophysical work
*    drift driving

Drift driving is the process of constructing a tunnel to take samples
of     mineralized material      for testing.  Later, the tunnel can be
used for     extraction of the mineralized material.       The
geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost about $20,000.

     Phase 3 is aimed at     outlining some mineralized material and a
tonnage and establish an average grade of mineralized material. This is accomplished through extensive drift driving. Mineralized material is not a proven mineralized material until it has been technically, economically and legally proven. Mineralized material is a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metals. Such a deposit does not qualify as a reserve, until a comprehensive evaluation based upon unit cost, grade, recoveries, and other material factors conclude legal and economic feasibility.

     Phase 3 will take about 6 months and cost about $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

     *    locating claims
     *    posting claims
     *    working claims
     *    reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws in order to operate our business. Compliance with these rules and regulations will not effect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations effecting:

     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are in compliance with the foregoing act and will continue to
comply with the act in the future.     Because of our proposed limited
operations, we believe the costs and effects associated with complying with the environmental laws will not have a material adverse affect upon our operations. At the present time we cannot estimate the costs of complying with the environmental laws.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Hugh Grenfal and Sergei Stetsenko, our officers and directors.

Employees and Employment Agreements

     At present, we have no employees, other than Messrs. Grenfal and
Stetsenko, our officers and directors, who   were compensated for their
services.     Messrs. Grenfal and Stetsenko do not have employment
agreements with us. Messrs. Grenfal and Stetsenko are not full-time employees and devote approximately 25% of their time our operations.
     We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

----------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
---------------------------------------------------------------------

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

     In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

     Phase 1 involves research, examination of the property, and trenching. Phase 1 will take about 3 months and cost about $20,000.
We have not commenced Phase I. We anticipate that the proceeds of this offering will be use to cover the costs of each phase of the exploration plan.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 will take about 3 months and cost about $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the
length, the tonnage and the value per ton of any     mineralized
material.       Phase 3 will take about 6 months and cost about
$80,000.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we commence production of any minerals we may find. We are seeking equity financing in order to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on September 7, 1999

     We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on September 7, 1999 to June 30, 2000 was $133, as a result of proceeds received from advances from directors.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock through a Section 4(2) offering in September 1999. This was accounted for as a compensation expense of $271,536 and advances and reimbursement expenses of $3,464.

     As of June 30, 2000 our total assets were $3,112 and our total liabilities were $22,634.

-----------------------------------------------------------------------
                            MANAGEMENT
---------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present sole officer and director is set forth below:

Name and Address         Age       Position(s)

Hugh Grenfal, Jr.        30        President, Treasurer, Chief
3337 West 30th Ave.                Financial Officer and a member
Vancouver, B.C.                    of the Board of Directors
Canada V6S 1W3

Sergei Stetsenko         29        Secretary and a member of the Board
704 - 1155 Beach Ave.              of Directors
Vancouver, B.C.
Canada V6E 1V2

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

     Hugh Grenfal, Jr. has been     our      President, Treasurer,
Chief Financial Officer and a member of our board of directors since inception. From January 1991 to June 1996 , Mr. Grenfal was President
of Booker Gold Explorations Ltd.,     an exploration      corporation
located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in Manitoba,
Canada.     From June 1999 to March 2000, Mr. Grenfal was  President of
Paxton Mining Corporation located in Vancouver, British Columbia.
Paxton Mining Corporation was an exploration company.      Since
September 1999, Mr. Grenfal has been President of Palal Mining Corporation located in Vancouver, British Columbia. Palal Mining
Corporation is an     exploration      company.  Since September 1999,
Mr. Grenfal has been President of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining Corporation is an
exploration      company. Mr. Grenfal is currently not a full-time
employee with another entity.

     Sergei Stetsenko has been     our       Secretary and a member of
the board of directors since inception. From December 1994 to June 1996, Mr. Stetsenko was the operations manager of Booker Gold Explorations Ltd. His responsibilities included overseeing and implementation of exploration programs and a member of the Hearne Hill copper deposit discovery team. From October 1996 to the present, Mr. Stetsenko was the operations manager of exploration for Callinan Mines
Limited.    Since September 1999, Mr. Stetsenko has been Secretary of
Palal Mining Corporation located in Vancouver, British Columbia.
Palal Mining was an exploration company.      Since September 1999, Mr.
Stetsenko has been Secretary of Camden Mining Corporation located in
Vancouver, British Columbia.  Camden Mining Corporation is     an
exploration      company.   Mr. Stetsenko is currently not a full-time
employee with another entity.

Conflicts of Interest

     We believe that Hugh Grenfal and Sergei Stetsenko will be subject to conflicts of interest. The conflicts of interest arise from Messrs.
Grenfal and Stetsenko's relationship with other     mining and
exploration      corporations. In the future, Messrs. Grenfal and
Stetsenko will continue to be involved in the     mining and
exploration      business for other entities and such involvement could
create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. The only conflict that we foresee is Messrs. Grenfal and Stetsenko's devotion of time to projects that do not involve us.

     Specifically, Hugh Grenfal is an officer and director of Callinan Mines Ltd., Palal Mining Corporation, and Camden Mining Corporation,
all of which are engaged in the mining or     exploration
business. Mr. Stetsenko is the operations manager of Callinan Mines Limited and an officer and director of Palal Mining Corporation and Camden Mining Corporation, all of which are engaged in the mining or
    exploration      business.  Presently, none of the foregoing
operate mines or receive royalties from properties operated by others with the exception of Callinan Mines Ltd. which receives CDN$149,000 from a copper zinc mine in Flin Flon, Manitoba operated by Hudson Bay & Smelting Co. Neither we nor our officers are affiliated with Hudson Bay & Smelting Co. In the future, however, such corporations could begin operating mines.

---------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
----------------------------------------------------------------------

     Messrs. Grenfal and Stetsenko, our officers and directors,  were
compensated in shares of common stock in the amount of     $135,768
each      for their services and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be
in our best interest.     We may also      advance expenses incurred in
defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

-----------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
-----------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address         Number of      Number         Percentage of
Beneficial               Shares Before  of Shares      of Ownership
Owner [1]                Offering       After Offering After Offering

Hugh Grenfal             2,500,000      2,500,000      35.71%
3337 West 30th Ave.
Vancouver, B.C.
Canada V6S 1W3

Sergei Stetsenko         2,500,000      2,500,000      35.71%
704 - 1155 Beach Ave.
Vancouver, B.C.
Canada V6E 1V2
------------------
All Officers and Directors
as a Group (2)           5,000,000      5,000,000      71.43%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Grenfal and Stetsenko are the only "promoters" of our company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock were issued to the existing Stockholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See "Dilution of the Price You Pay for Your Shares-Restricted Shares Eligible for Future Sale."

-----------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
----------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 97% of our outstanding shares. See "Principal Stockholders."

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to you certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

----------------------------------------------------------------------
          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
-----------------------------------------------------------------------

     In September 1999, we issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal and Sergei Stetsenko, officers and directors of our company. This was accounted for as a compensation expense of $271,536 and advances and reimbursement expenses of $3,464.


-----------------------------------------------------------------------
                            LITIGATION
----------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

---------------------------------------------------------------------
                              EXPERTS
----------------------------------------------------------------------

     Our financial statements for the period from inception to September 10, 1999, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

-----------------------------------------------------------------------
                           LEGAL MATTERS
-----------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

-----------------------------------------------------------------------
                       FINANCIAL STATEMENTS
-----------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

     Our audited financial statement from inception to September 10, 1999 immediately follows:


INDEPENDENT AUDITOR'S REPORT                           F-1

FINANCIAL STATEMENTS

     Balance Sheet                                     F-2

     Statement of Operations and Accumulated Deficit   F-3

     Statement of Stockholders' Equity                 F-4

     Statement of Cash Flows                           F-5

NOTES TO FINANCIAL STATEMENTS                          F-6

Board of Directors
Ancona Mining Corporation
Las Vegas, Nevada

                    INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Ancona Mining Corporation, (an exploration stage enterprise), as of June 30, 2000, and the related statements of operations and accumulated deficit, stockholders' equity (deficit) and cash flows for the period from September 7, 1999 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ancona Mining Corporation, as of June 30, 2000, and the results of its operations and its cash flows for the period from September 7, 1999 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2, the Company has been in the exploration stage since its inception on September 7, 1999. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
July 31, 2000

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                           BALANCE SHEET
                           June 30, 2000

ASSETS

CURRENT ASSETS
 Cash                                               $        57
                                                    -----------
Total Current Assets                                         57

OTHER ASSETS
 Security deposit                                           411
 Mining claims                                            2,644
                                                    -----------
Total Other Assets                                        3,055
                                                    -----------

TOTAL ASSETS                                        $     3,112
                                                    ===========

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable                                   $     1,758
 Accounts payable, related parties                       20,876
                                                    -----------
Total Current Liabilities                                22,634
                                                    -----------
COMMITMENTS AND CONTINGENCIES                               -
                                                    -----------
STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, 100,000,000 shares authorized,
  $0.00001 par value;5,000,000 shares issued
  and outstanding                                            50
 Additional paid-in capital                             274,950
 Deficit accumulated during exploration stage          (294,522)
                                                    -----------
Total Stockholders' Equity (Deficit)                    (19,522)
                                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                                   $     3,112
                                                    ===========





   The accompanying notes are an integral part of these financial statements.

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                      STATEMENT OF OPERATIONS
         For the Period from September 7, 1999 (Inception)
                          to June 30, 2000

REVENUES                                             $        -
                                                     ------------
EXPENSES
 Consulting services provided by directors                271,536
 Professional fees                                         21,336
 Rent                                                         821
 General and administrative expenses                          719
 Mining exploration expense                                   110
                                                     ------------
Total Expenses                                            294,522
                                                     ------------
LOSS FROM OPERATIONS                                     (294,522)

INCOME TAXES                                                  -
                                                     ------------
NET LOSS                                             $   (294,522)
                                                     ============
NET LOSS PER COMMON SHARE,
 BASIC AND DILUTED                                   $      (0.06)

WEIGHTED AVERAGE NUMBER OF
 COMMON STOCK SHARES OUTSTANDING,
 BASIC AND DILUTED                                      5,000,000
                                                     ============

















   The accompanying notes are an integral part of these financial statements.

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
            STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
         For the Period from September 7, 1999 (Inception)
                          to June 30, 2000


                                                   Deficit
                                                 Accumulated       Total
                    Common Stock     Additional    During   Stockholders'
                    Number            Paid-In    Exploration   Equity
                    of Shares Amount Capital       Stage       (Deficit)
Issuance of common
 stock for expenses,
 mining claims, and
 in payment of advances
 at approximately
 $0.055 per share   5,000,000 $  50  $   274,950  $       -   $  275,000


Loss for period ending,
 June 30, 2000            -     -            -       (294,522)  (294,522)
                   ---------- -----  -----------  ----------- ----------
Balance,
June 30, 2000       5,000,000 $  50  $   274,950  $  (294,522)$  (19,522)
                   ========== =====  ===========  =========== ==========























   The accompanying notes are an integral part of these financial statements.

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                      STATEMENT OF CASH FLOWS
         For the Period from September 7, 1999 (Inception)
                          to June 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                            $   (294,522)
 Increase in accounts payable                              22,634
 Increase in deposits                                        (411)
 Expenses paid by issuance of stock                       272,223
                                                     ------------
Net cash used by operating activities                         (76)
                                                     ------------
CASH FLOWS FROM INVESTING ACTIVITIES                          -
                                                     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from advances                                       133
                                                     ------------
Net cash provided by financing activities                     133
                                                     ------------
Change in cash                                                 57

Cash, beginning of period                                     -
                                                     ------------
Cash, end of period                                  $         57
                                                     ============

SUPPLEMENTAL DISCLOSURES:
 Interest paid, in cash                              $        -
                                                     ============
 Income taxes paid, in cash                          $        -
                                                     ============
NON-CASH TRANSACTIONS
 Stock issued in exchange for expenses paid          $    272,223
 Stock issued in payment of advances                 $        133
 Stock issued in exchange for mining claims          $      2,644











   The accompanying notes are an integral part of these financial statements.

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           June 30, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Ancona Mining Corporation (hereinafter "the Company") was incorporated on September 7, 1999 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company's fiscal year end is June 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration Stage Activities

The Company has been in the exploration stage since its formation in September 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Foreign Currency Valuation

Management has elected to value foreign currency transactions on the date the transaction concludes. The conversion is calculated by multiplying the foreign currency value by the exchange rate at the close of the nearest trading day.

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           June 30, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Risk

The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $57 as of June 30, 2000. This account is not insured.

Derivative Instruments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

At June 30, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 2000.

Exploration Costs

In accordance with generally accepted accounting principles, the Company will expense exploration costs as incurred.

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
         For the Period from September 7, 1999 (Inception)
                         to June 30, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Compensated Absences

Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

Provision for Taxes

At June 30, 2000, the Company had a net operating loss of approximately $290,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Basic and Diluted Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $294,522 for the period ended June 30, 2000 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
         For the Period from September 7, 1999 (Inception)
                         to June 30, 2000

NOTE 3 - COMMON STOCK

On September 10, 1999, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment of consulting services in the amount of $271,536 and repayment of expenses of $687, mining claims of $2,644 and advances of $133. These shares were issued pursuant to exemption from registration contained in Section 4 (2) of the Securities Act of 1933.

In September 1999, the Company, through Mr. Hugh Grenfal, president and a member of the Company's board of directors, acquired three mineral claims in British Columbia, Canada. These claims are commonly known as the Marmot, Wombat and Amax.

NOTE 4 - LEASES

On March 31, 2000, the Company entered into a lease agreement with Callinan Mines Limited for a period of approximately three years for $607 Canadian dollars per month. As of June 30, 2000, this is equivalent to approximately $410 U.S. per month. The lease expires on June 29, 2003.

The minimum future lease payments as of June 30, 2000 for the remaining life of the lease are:

                  Fiscal Year Ended June 30:       Amount
                         2001                     $    4,926
                         2002                          4,926
                         2003                          4,926
                                                  ----------
                  Total minimum lease payments    $   14,778
                                                  ==========
NOTE 5 - RELATED PARTIES

The Company occupies office space provided by Mr. Grenfal, its president, in his capacity as vice president and director of Callinan Mines Limited. On March 31, 2000, the Company entered into a lease agreement with Callinan for a period of approximately three years. See
Note 4.

The shareholders of the Company paid expenses and advanced funds on behalf of the Company, and were repaid by issuance of common stock. See Note 3.

                     ANCONA MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
         For the Period from September 7, 1999 (Inception)
                         to June 30, 2000

NOTE 5 - RELATED PARTIES (continued)

In addition, the Company's president has advanced additional monies in payment of the Company's professional fees. These funds have been recorded as a related party payable, which totaled $17,541 at June 30, 2000.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $12,500 has been paid and is recorded as professional fees. The remaining $12,500 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee                    $    100.00
Printing Expenses                          6,500.00
Accounting Fees and Expenses               5,000.00
Legal Fees and Expenses                   25,000.00
Blue Sky Fees/Expenses                     5,000.00
Transfer Agent Fees                        3,000.00
Miscellaneous Expenses                     5,400.00
                                        -----------
TOTAL                                   $ 50,000.00
                                        ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address         Date      Shares    Consideration
-------------------      -------   --------- -----------------------
Hugh Grenfal             9/07/99   2,500,000 Services and $641 in Cash
3337 W. 30th Avenue
Vancouver, British Columbia
Canada   V7S 1W3

Sergei Stetsenko         9/07/99   2,500,000 Services and $641 in Cash
704 -1155 Beach Avenue
Vancouver, British Columbia
Canada V6E 1V2

     We issued the foregoing restricted shares of common stock to Messrs. Grenfal and Stetsenko pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Grenfal and Stetsenko are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
-------------- --------------------------------------------------------
 3.1*          Articles of Incorporation.
 3.2*          Bylaws.
 4.1*          Specimen Stock Certificate.
 5.1*          Opinion of Conrad C. Lysiak, Esq. regarding the legality
               of the Securities being registered.
10.1*          Marmot Mining Claim.
10.2*          Wombat Mining Claim.
10.3*          Bill of Sale.
10.4*          Amax Mining Claim.
10.5*          Statement of Trustee.
23.3           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.4           Consent of Conrad C. Lysiak, Esq.
27.2           Financial Data Schedule.
99.1*          Subscription Agreement.

*    Previously filed.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. File, during any period in which is offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law of high end of the estimated maximum offering range may be reflect in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this amendment to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 1st day of November, 2000.

                         ANCONA MINING CORPORATION

                         BY:  /s/ Hugh Grenfal, Jr.
                              Hugh Grenfal, Jr.,  President, Principal
                              Executive Officer, Treasurer, and
                              Principal Accounting Officer


     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                Title                         Date

/s/ Hugh Grenfal, Jr.    President, Principal          11/01/2000
Hugh Grenfal, Jr.        Executive Officer, Treasurer,
                         Principal Accounting Officer,
                         a member of the Board of
                         Directors

/s/ Sergei Stetsenko     Secretary and a member of the 11/01/2000
Sergei Stetsenko         Board of Directors